Exhibit 10.3.
The Termination-Joint Venture Agreement dated March 19, 2002.


                      TERMINATION - JOINT VENTURE AGREEMENT


This termination is made this 19th day of March 2002 of that certain Joint Venture Agreement dated November 9, 2001 establishing A.M.F.S Limited, a Nevada corporation, ("AMFS") as an equally owned joint venture entered into by and between VPN Communications Corporation (a Nevada corporation) ("VPN") and Investors Millennium Management, Inc., a Florida corporation ("IMM"), this termination being subject to the following terms and conditions.

1. IMM agrees to effect to VPN the transfer of 16,900,000 shares of AmeraMex International Inc. out of of the 17,000,000 shares received by AMFS, in an exchange for 2,700,000 shares of VPN issued to AMFS under the aforesaid joint venture agreement with VPN. The balance of the 300,000 shares of VPN and the remaining 100, 000 shares of AmeraMex shall remain the property of AMFS in settlement of all fees and expenses to date. There are no amendments to this original joint venture agreement.

2. AMFS retention of the aforesaid 300,000 shares of VPN and the 100,000 shares of AmeraMex International, Inc. (or such successor entity that is publicly traded) is in full consideration for the transfer of the aforesaid shares of AmeraMex to VPN by AMFS, and termination of the joint venture agreement together with the execution of a standard mutual release of all claims the parties hereto may have one against the other, known or unknown at this time.

3. The Board of Directors appointed by VPN shall resign from AMFS and be released from any liability thereto.

4. No profits have been distributed to date and there is no outstanding debt of the joint venture entity AMFS, other than its pending commitment to provide collateral to Tech-Yes,U.S. Inc., a Nevada corporation, incorporated April 23, 1996.

5. AMFS has not paid any wages and there are no payroll or other taxes due or owing to any government organization as of this date.

6. IMM shall be a party to the execution of a mutual release of all claims against VPN or AMFS, and VPN shall also be a party to the same release of all claims against IMM as part of this termination agreement.

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The parties hereto intending to be bound have signed this termination of the joint venture agreement as of the 19th day of March 2002.

Investors Millennium Management, Inc.

/s/  Bruce E. Thomsen
---------------------------------
By:  Bruce E. Thomsen - President


VPN Communications Corporation

/s/  E. G. Marchi
---------------------------------
By:  E. G. Marchi - President


A.M.F.S. Limited

/s/  Bruce E. Thomsen
---------------------------------
By:  Bruce E. Thomsen - President